UNITED STATES
                       Securities and Exchange Commission

                             Washington, D.C. 20549




                                  Form 8-K/A

                                 Current Report



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  April 22, 1999
                Date of Report (Date of earliest event reported)



                               SGI International
             (Exact name of registrant as specified in its charter)



           Utah                          2-93124                33-0119035
State or other jurisdiction of         (Commission             IRS Employer
incorporation or organization          File Number)          Identification No.



1200 Prospect Street, Suite 325, La Jolla, California                  92037
     (Address of principal executive offices)                       (Zip Code)



                                  619/551-1090
                Registrants telephone number including area code

The Registrant hereby amends in its entirety its current report on Form 8-K dated May 7, 1999, as follows:

Item 2. Acquisition or Disposition of Assets.

On April 22, 1999, SGI International (the "Company") executed an agreement with Bluegrass Coal Development Company ("Bluegrass"), Wyoming Coal Technology, Inc. and Americoal Development Company ("Americoal"), wholly owned subsidiaries of AEI Resources ("AEI"), to purchase Bluegrass' 50% interest in the Liquids From Coal ("LFC") Technology; the ENCOAL corporation, which owns the ENCOAL LFC demonstration plant; certain existing permits necessary to build an LFC plant near Gillette, Wyoming; and all other tangible and intangible LFC assets.

The consideration to be paid by the Company for the acquisition of the above described assets consists of a $2 million dollar promissory note with interest thereon at the prime rate due in five years, the waiver by Mitsubishi Heavy Industries of a $1.13 million invoice due from Bluegrass and the assumption of obligations attendant to ownership of the ENCOAL Corporation. The acquisition also calls for a release of all claims between the parties and finalizes the dissolution of the TEK-KOL Partnership. The total consideration to be paid was determined through arms length negotiations between representatives of the Company and AEI.

Neither the Company, AEI, nor any of their affiliates had, nor to the knowledge of Company or AEI did any director or officer or any associate of any such director or officer of Company, have, any material relationship with AEI prior to the Sale.

The closing of the acquisition is conditioned upon, among other things, the financing of certain improvements to the ENCOAL plant, the completion of both fuel supply and product sale agreements, the assumption or waiver of certain bond obligations, the waiver by Mitsubishi Heavy Industries of the $1.13 million invoice due from Bluegrass and certain other conditions specified in the agreement.

The assets to be acquired by the Company have been used to provide upgraded coal and coal liquids to various utilities and industrial customers. The Company intends to obtain project financing for the upgrading of the facilities and to use the assets to produce upgraded coal, for sale to utilities, and coal liquids for sale to manufacturers and chemical producers. There can be no assurance that any financing will be obtained, that the Company will complete the acquisition or if completed that it will generate any revenue or profits.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed at a later date by an amendment to this Form 8-K within 60 days after the date the initial report was required.

(b) Pro forma financial information

The Pro forma financial statements required by this item will be filed at a later date by an amendment on this Form 8-K within 60 days after the date the initial report was required.

(c) Exhibits

EXHIBIT NO.    DESCRIPTION
-----------    -----------
2.1            Acquisition Agreement among SGI International, Bluegrass
               Coal Development Company, and Wyoming Coal Technology, Inc.(1)

-----------------

(1)    Filed herewith.



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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SGI International

By /s/ Joseph A. Savoca
---------------------------
Joseph A. Savoca
Chairman/CEO


Dated:  May 18, 1999








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